UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSCANADA CORPORATION
(Exact name of registrant as specified in its charter)
Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
450 – 1st Street S.W. Calgary, Alberta, T2P 5H1, Canada
(Address of Principal Executive Offices) (Zip Code)
TransCanada 401(k) and Savings Plan
(Full title of the plans)
TransCanada USA Services Inc. 700 Louisiana Street, Suite 700 Houston, Texas 77002 (832) 320-5201
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Shares, no par value $0.001 per share	500,000	$44.39	$22,195,000.00	$2,763.28

(1)
This registration statement on Form S-8 (this "Registration Statement") relates to common shares ("Common Stock") of TransCanada Corporation ("TransCanada") to be offered under the TransCanada 401(k) and Savings Plan, as amended and restated effective January 1, 2018 (the "401(k) Plan), of its wholly-owned subsidiary, TransCanada USA Services Inc. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the 401(k) Plan.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high ($44.70) and low ($44.08) sales prices of the Common Stock of TransCanada on August 28, 2018, as reported on the New York Stock Exchange, in accordance with Rule 457(c).

EXPLANATORY NOTE

TransCanada is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register an additional 500,000 shares of Common Stock under the 401(k) Plan, together with an indeterminate amount of interests in the 401(k) Plan.  The Common Stock being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which previously filed registration statements on Form S-8 relating to the 401(k) Plan are effective. This Registration Statement hereby incorporates by reference the contents of the earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on June 18, 2008 (Registration No. 333-151736, as amended by Post-Effective Amendment No. 1 to Registration No. 333-151736 filed on December 22, 2008) and September 25, 2012 (Registration No. 333-184074) as modified or superseded pursuant to Rule 412 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement, and the contents of the Exhibit Index are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on August 30, 2018.

TRANSCANADA CORPORATION

By:	/s/ Russell K. Girling Name: Russell K. Girling Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Russell K. Girling, Donald R. Marchand and Christine R. Johnston his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statements pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Russell K. Girling Russell K. Girling	Director, President and Chief Executive Officer (Principal Executive Officer)	August 30, 2018
/s/ Donald R. Marchand Donald R. Marchand	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	August 30, 2018
/s/ G. Glenn Menuz G. Glenn Menuz	Vice-President and Controller (Principal Accounting Officer)	August 30, 2018
/s/ Siim A. Vanaselja Siim A. Vanaselja	Director, Chair	August 30, 2018
/s/ Kevin E. Benson Kevin E. Benson	Director	August 30, 2018
/s/ Stephan Cretier Stephan Cretier	Director	August 30, 2018
/s/ S. Barry Jackson S. Barry Jackson	Director	August 30, 2018
/s/ Randy Limbacher Randy Limbacher	Director	August 30, 2018
/s/ John E. Lowe John E. Lowe	Director	August 30, 2018
/s/ Paula Rosput Reynolds Paula Rosput Reynolds	Director	August 30, 2018
/s/ Mary Pat Salomone Mary Pat Salomone	Director	August 30, 2018
/s/ Indira V. Samarasekera Indira V. Samarasekera	Director	August 30, 2018
/s/ D. Michael G. Stewart D. Michael G. Stewart	Director	August 30, 2018
/s/ Thierry Vandal Thierry Vandal	Director	August 30, 2018

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 30, 2018.

TransCanada 401(k) and Savings Plan
By: /s/ Jon Dobson Jon A. Dobson, on behalf of the TransCanada USA Investment Committee

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing

5*
Opinion Letter dated [March 31, 2014] from the Internal Revenue Service to Fidelity Management & Research Company, the sponsor of the volume submitter defined contribution plan, the form of plan document used for the TransCanada 401(k) and Savings Plan, as amended and restated effective January 1, 2018
Filed electronically herewith

23.1	Consent of KPMG LLP	Filed electronically herewith

23.2	Consent of Caron & Bletzer, PLLC	Filed electronically herewith

24	Powers of Attorney	Included on signature page
* The TransCanada 401(k) and Savings Plan, as amended and restated effective January 1, 2018 (the "401(k) Plan") is a volume submitter defined contribution plan. The Registrant is permitted to rely on the opinion letter issued by the Internal Revenue Service to Fidelity Management & Research Company, the sponsor of the volume submitter defined contribution plan upon which the 401(k) Plan is based, as to the 401(k) Plan's compliance, in form, with the qualification requirements of Section 401 of the Internal Revenue Code, and such opinion letter is supplied in lieu of a determination letter.